Exhibit 99.1

Press Release

Hilb Rogal & Hobbs Company	Investor Contact: Carolyn Jones
4951 Lake Brook Drive, Suite 500	Phone: (804) 747-3108
Glen Allen, Virginia 23060	Fax: (804) 747-6046

FOR IMMEDIATE RELEASE

February 22, 2006

HILB ROGAL & HOBBS COMPANY REPORTS RESULTS

FOR 2005 FOURTH QUARTER AND YEAR

RICHMOND, VA — Hilb Rogal & Hobbs Company (NYSE:HRH), the world’s tenth largest insurance and risk management intermediary, today reported financial results for the fourth quarter and year ended December 31, 2005.

For the quarter, total revenues were $164.0 million, compared with $159.9 million in the 2004 fourth quarter, an increase of 2.6%. Commissions and fees rose 1.4% to $158.2 million during the quarter, compared with $156.0 million during the same period of 2004. The increase reflects acquisitions and new business, partially offset by the decline in property and casualty premium rates, lower retention rates primarily related to producer culling, and the elimination of national override commissions.

Net income for the quarter was $19.5 million, or $0.54 per share, compared with $15.3 million a year ago, or $0.42 per share, an increase of 27.4%. Fourth quarter operating net income increased 6.7% to $18.1 million, or $0.50 per share, compared with $17.0 million, or $0.47 per share, a year ago. Operating net income for the 2005 quarter reflected a lower than normal tax rate, the elimination of national override commissions, and higher than normal investment in sales and service talent.

For the year ended December 31, 2005, total revenues rose 8.8% to $673.9 million from $619.6 million a year ago. Commissions and fees increased 7.9% to $658.0 million from $609.7 million last year. The increase in revenues benefited from acquisitions, partially offset by declining premium rates, lower retention rates primarily from the culling of producers, and the elimination of national override commissions. Net income for the year was $56.2 million, or $1.55 per share, compared with $81.4 million, or $2.23 per share, in 2004, a decrease of 31.0%. Net income included a $42.3 million charge (the after-tax amount was $26.3 million, or $0.73 per share) for previously announced regulatory settlements, primarily the company’s settlement with the Connecticut Attorney General and related legal and administrative costs.

Operating net income for the full year 2005 was $80.8 million, or $2.23 per share, compared with $83.8 million, or $2.30 per share, a year ago, a decrease of 3.6%. Operating net income benefited from higher revenues and a slightly lower tax rate, offset by higher legal, compliance and claims expenses, increased investment in new sales and service talent, and the elimination of national override commissions. Legal, compliance and claims expenses for 2005 increased $7.0 million compared with the prior year. These expenditures primarily related to settled and pending regulatory and legal matters as well as the protection of restrictive covenants in employment contracts and compliance with Section 404 of the Sarbanes-Oxley Act, net of insurance recoveries on contested claims.

(CONTINUED)

HILB ROGAL & HOBBS COMPANY REPORTS RESULTS

FOR 2005 FOURTH QUARTER AND YEAR – Continued

Organic growth is defined as the change in commissions and fees before the effect of acquisitions and divestitures. Excluding contingent and override commissions, organic growth was 0.5% for the fourth quarter and (0.7)% for the year. Including contingent and override commissions, organic growth was (0.9)% for the fourth quarter and (1.1)% for the year. Declining premium rates, lower retention primarily related to a large number of producers culled over the past 18 months, and quarterly variability in renewals offset record new business production and slowed organic growth.

The operating margin for the 2005 fourth quarter was 22.6%, compared with 22.4% for the 2004 fourth quarter. For the year, the operating margin decreased to 25.0% for 2005 from 26.5% for 2004. The margin decline for the year was attributable to the continued investment in sales and service talent, higher legal, compliance and claims expenses, and the elimination of national override commissions.

Martin L. (Mell) Vaughan, III, chairman and chief executive officer, said, “In 2005, we took decisive steps towards resolving most of the regulatory and legal uncertainties, through a series of voluntary and negotiated steps that reaffirmed our responsibilities to our clients. Simultaneously, we welcomed to HRH an unprecedented number of insurance brokerage executives and professionals who were attracted to our strategy, business model and culture. Although we know it will take 12 to 24 months for these new additions to become fully productive, we believe this extraordinary talent provides a once in a generation opportunity to strengthen HRH’s prospects for sustaining long-term growth, despite related short-term pressure on margins and earnings. In 2006, as we serve our middle-market and major account clients with distinction and substantially enhanced resources, the company’s highest priorities are to rebuild organic growth and sustain solid operating margins.”

F. Michael Crowley, president, added, “The innovations put in place over the past two years, including a new sales model, national practices and major account teams, and centers of excellence for claims and service are serving us extremely well, evidenced by record new business production in 2005. Having filled most of our openings for leaders and experts and having upgraded our sales force through a culling program which is nearly completed, we intend to continue selectively adding proven producers and support staff. Meanwhile, our operating focus in 2006 is on developing and applying best practices in the form of tools, expertise, and training that will support aggressive sales productivity and retention objectives.”

Mr. Vaughan concluded, “Our executive team is now at its full strength. The promotions of Mike Crowley to president, Hank Watkins and Bill Creedon to vice president and regional director and the addition of Frank Beard as vice president and head of property and casualty insurance will help us drive organic growth—our highest priority as we look to 2006 and beyond. Our company-wide talent, supported by effective sales, service delivery, and compensation models, has never been more closely aligned with our mission: superior stewardship of our clients’ interests, profitability and growth, and building value for our shareholders.”

Hilb Rogal & Hobbs Company is the eighth largest insurance and risk management intermediary in the U.S. and tenth largest in the world. From offices throughout the U.S. and in London, HRH assists clients in managing risks in property and casualty, employee benefits and many other areas of specialized exposure. The company is traded on the New York Stock Exchange, symbol HRH. Additional information about HRH, including instructions for the quarterly conference call, may be found at www.hrh.com.

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HILB ROGAL & HOBBS COMPANY REPORTS RESULTS

FOR 2005 FOURTH QUARTER AND YEAR – Continued

Forward-Looking Statements

The company cautions readers that the statements about the company’s future operations and business prospects are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. Risk factors and uncertainties that might cause such a difference include, but are not limited to, the following: the company’s commission revenues are highly dependent on premium rates charged by insurance underwriters, which are subject to fluctuation based on the prevailing economic conditions and competitive factors that affect insurance underwriters; the level of contingent commissions is difficult to predict and any material decrease in the company’s collection of them is likely to have an adverse impact on operating results; the company has eliminated national override agreements commissions effective for business written on or after January 1, 2005, and it is uncertain whether additional contingent commissions payable to the company will offset the loss of such revenues; the company’s failure to recruit, retain, train and integrate quality producers may have an adverse effect on the company; the company may be subject to increasing costs arising from errors and omissions claims against the company; the company’s growth has been enhanced through acquisitions, which may or may not be available on acceptable terms in the future and which, if consummated, may or may not be advantageous to the company; the company’s failure to integrate an acquired insurance agency efficiently may have an adverse effect on the company; the general level of economic activity can have a substantial impact on revenues that is difficult to predict; a strong economic period may not necessarily result in higher revenues if the volume of insurance business brought about by favorable economic conditions is offset by premium rates that have declined in response to increased competitive conditions; a decline in the company’s ability to obtain new financing and/or refinance current borrowings may adversely effect the company’s borrowing costs and financial flexibility; if the company is unable to respond in a timely and cost-effective manner to rapid technological change in the insurance intermediary industry, there may be a resulting adverse effect on business and operating results; the company is subject to governmental regulation which may adversely impact operating results and/or growth; the business practices and broker compensation arrangements of the company and the insurance intermediary industry are subject to uncertainty due to investigations by various governmental authorities and related private litigation; costs incurred related to investigations, private litigation and class actions are uncertain and difficult to predict; and quarterly and annual variations in the company’s commissions and fees that result from the timing of policy renewals and the net effect of new and lost business production may have unexpected impacts on the company’s results of operations. For more details on factors that could affect expectations, see the company’s Annual Report on Form 10-K for the year ended December 31, 2004 and other reports from time to time filed with or furnished to the Securities and Exchange Commission.

(CONTINUED)

HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

COMPARATIVE FINANCIAL ANALYSIS

(In thousands, except per share data)

	THREE MONTHS ENDED DECEMBER 31,		YEAR ENDED DECEMBER 31,
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)
Revenues
Commissions and fees	$158,204	$155,968	$658,012	$609,660
Investment income	2,360	1,077	6,581	3,176
Other	3,458	2,876	9,292	6,767

	164,022	159,921	673,885	619,603

Operating expenses
Compensation and employee benefits	90,884	88,713	365,481	333,057
Other operating expenses	32,279	31,984	127,702	112,274
Depreciation	2,008	2,228	8,410	8,693
Amortization of intangibles	4,558	4,723	18,755	13,848
Interest expense	4,146	2,828	16,243	10,288
Regulatory charge and related costs[1]	—	—	42,320	—
Severance charge[2]	—	—	1,303	—
Integration costs[3]	—	106	764	1,909
Loss on extinguishment of debt[4]	—	1,557	—	1,557

	133,875	132,139	580,978	481,626

INCOME BEFORE INCOME TAXES	30,147	27,782	92,907	137,977
Income taxes	10,624	12,455	36,707	56,563

NET INCOME	$19,523	$15,327	$56,200	$81,414

Net Income Per Share:
Basic	$0.55	$0.43	$1.57	$2.27

Assuming Dilution	$0.54	$0.42	$1.55	$2.23

Dividends Per Share	$0.1150	$0.1050	$0.4500	$0.4075

Weighted Average Shares Outstanding:
Basic	35,759	35,963	35,756	35,833

Assuming Dilution	36,376	36,544	36,314	36,493

[1]	The company recorded a regulatory charge representing the Connecticut settlement, related legal and administrative costs, and estimated costs for related pending regulatory matters.
[2]	The company recorded a severance charge for the quarter ended June 30, 2005, representing an estimated severance benefit for Robert B. Lockhart, the company’s former president and chief operating officer, who resigned in May 2005.
[3]	Integration costs represent one-time costs including severance and other employee-related costs, facility and lease termination costs and branding expenses.
[4]	The company recorded a one-time loss on the extinguishment of its Second Amended and Restated Credit Agreement, which included various financing and professional costs previously deferred and certain lending fees associated with obtaining the company’s new credit facility.

HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(In thousands)

	DECEMBER 31,
	2005	2004
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$224,471	$210,470
Receivables (net)	253,088	240,421
Prepaid expenses and other	37,888	24,586

TOTAL CURRENT ASSETS	515,447	475,477

PROPERTY & EQUIPMENT (NET)	24,765	24,024

INTANGIBLE ASSETS (NET)	763,536	757,942

OTHER ASSETS	26,019	20,556

	$1,329,767	$1,277,999

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Premiums payable to insurance companies	$339,088	$315,130
Accounts payable	16,150	13,417
Accrued expenses	49,618	48,192
Premium deposits and credits due customers	40,454	48,287
Current portion of long-term debt	12,511	16,248

TOTAL CURRENT LIABILITIES	457,821	441,274

LONG-TERM DEBT	251,507	265,384

DEFERRED INCOME TAXES	23,307	32,292

OTHER LONG-TERM LIABILITIES	50,875	31,893

SHAREHOLDERS’ EQUITY
Common Stock (outstanding 35,955 and 35,886 shares, respectively)	233,292	233,785
Retained earnings	312,040	271,978
Accumulated other comprehensive income	925	1,393

	546,257	507,156

	$1,329,767	$1,277,999

HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

GAAP MEASURES RECONCILIATION

(In thousands, except per share data)

This press release contains references to financial measures that exclude certain charges and non-recurring items. The company believes that these adjusted financial measures provide additional measures of performance that investors can use in evaluating the company’s performance. The schedule below provides a reconciliation of these financial measures to those prepared in accordance with United States generally accepted accounting principles (GAAP).

	NET INCOME THREE MONTHS ENDED DECEMBER 31,		NET INCOME PER SHARE ASSUMING DILUTION THREE MONTHS ENDED DECEMBER 31,
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)
GAAP NET INCOME	$19,523	$15,327	$0.54	$0.42
Excluding:
Non-operating (gains) losses, net of tax[1]	(1,388)	675	(0.04)	0.02
Integration costs, net of tax	—	64	—	—
Loss on extinguishment of debt, net of tax	—	934	—	0.03

OPERATING NET INCOME	$18,135	$17,000	$0.50	$0.47

	OPERATING MARGIN THREE MONTHS ENDED DECEMBER 31,		OPERATING REVENUE THREE MONTHS ENDED DECEMBER 31,
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)
GAAP NET INCOME / REVENUE	$19,523	$15,327	$164,022	$159,921
Excluding:
Non-operating (gains) losses[1]	(2,313)	(1,516)	(2,313)	(1,516)
Amortization of intangibles	4,558	4,723	—	—
Interest expense	4,146	2,828	—	—
Integration costs	—	106	—	—
Loss on extinguishment of debt	—	1,557	—	—
Income taxes	10,624	12,455	—	—

OPERATING MARGIN / REVENUE	$36,538	$35,480	$161,709	$158,405

[1]	In 2004, the company recorded a $2.2 million tax expense on non-operating gains of $1.5 million due to permanent tax differences on the corresponding assets.

HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

GAAP MEASURES RECONCILIATION

(In thousands, except per share data)

	NET INCOME YEAR ENDED DECEMBER 31,		NET INCOME PER SHARE ASSUMING DILUTION YEAR ENDED DECEMBER 31,
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)
GAAP NET INCOME	$56,200	$81,414	$1.55	$2.23
Excluding:
Non-operating (gains) losses, net of tax[1]	(2,910)	336	(0.08)	0.01
Regulatory charge and related costs, net of tax	26,292	—	0.73	—
Severance charge, net of tax	782	—	0.02	—
Integration costs, net of tax	459	1,145	0.01	0.03
Loss on extinguishment of debt, net of tax	—	934	—	0.03

OPERATING NET INCOME	$80,823	$83,829	$2.23	$2.30

	OPERATING MARGIN YEAR ENDED DECEMBER 31,		OPERATING REVENUE YEAR ENDED DECEMBER 31,
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)
GAAP NET INCOME / REVENUE	$56,200	$81,414	$673,885	$619,603
Excluding:
Non-operating gains[1]	(5,104)	(2,076)	(5,104)	(2,076)
Amortization of intangibles	18,755	13,848	—	—
Interest expense	16,243	10,288	—	—
Regulatory charge and related costs	42,320	—	—	—
Severance charge	1,303	—	—	—
Integration costs	764	1,909	—	—
Loss on extinguishment of debt	—	1,557	—	—
Income taxes	36,707	56,563	—	—

OPERATING MARGIN / REVENUE	$167,188	$163,503	$668,781	$617,527

[1]	In 2004, the company recorded a $2.4 million tax expense on non-operating gains of $2.1 million due to permanent tax differences on the corresponding assets.

HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

GAAP MEASURES RECONCILIATION

(In thousands)

	ORGANIC GROWTH
	THREE MONTHS ENDED DECEMBER 31,		YEAR ENDED DECEMBER 31,
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)
GAAP COMMISSIONS AND FEES	$158,204	$155,968	$658,012	$609,660
Commissions and fees from acquired agencies, net of divestitures	(3,653)	—	(54,829)	—

COMMISSIONS AND FEES, EXCLUDING THE EFFECT OF REVENUES FROM ACQUIRED/ DIVESTED AGENCIES	$154,551	$155,968	$603,183	$609,660

	ORGANIC GROWTH, NET OF CONTINGENT AND OVERRIDE COMMISSIONS
	THREE MONTHS ENDED DECEMBER 31,		YEAR ENDED DECEMBER 31,
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)
GAAP COMMISSIONS AND FEES	$158,204	$155,968	$658,012	$609,660
Contingent and override commissions	(911)	(2,931)	(48,544)	(42,367)
Commissions and fees from acquired agencies, net of divestitures	(3,533)	—	(46,101)	—

COMMISSIONS AND FEES, NET OF CONTINGENT AND OVERRIDE COMMISSIONS, EXCLUDING THE EFFECT OF REVENUES FROM ACQUIRED/DIVESTED AGENCIES	$153,760	$153,037	$563,367	$567,293

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